                                                                      EXHIBIT 11


                              RTW, INC. AND SUBSIDIARY
      STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE

                                                    FOR THE THREE MONTHS ENDED           FOR THE NINE
                                             ----------------------------------------    MONTHS ENDED
                                              MARCH 31,      JUNE 30,       SEPT. 30,    SEPTEMBER 30,
                                                1998           1998           1998           1998
                                             ----------     ----------     ----------    ------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING    11,868,375     11,940,413     11,954,612     11,921,133

STOCK OPTIONS
     Options at $25.00                                -              -              -              -
     Options at $19.33                                -              -              -              -
     Options at $16.67                                -              -              -              -
     Options at $12.50                                -              -              -              -
     Options at $10.75                                -              -              -              -
     Options at $ 8.67                                -              -              -              -
     Options at $ 7.13                                -            658              -              -
     Options at $ 7.00                                -         21,376              -          -
     Options at $ 6.75                                -         88,665              -          -
     Options at $ 5.81                                -              -              -             -
     Options at $ 4.75                                -              -              -             -
     Options at $ 2.67                                -         29,219              -              -
     Options at $ 2.00                                -        168,972              -              -
                                             ----------     ----------     ----------     ----------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING  11,868,375     12,249,303     11,954,612     11,921,133
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------

NET INCOME (LOSS) ($000'S)                      $(1,117)          $491          $(138)         $(764)
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------
NET INCOME (LOSS) PER SHARE:
     BASIC INCOME (LOSS) PER SHARE               $(0.09)         $0.04         $(0.01)        $(0.06)
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------
     DILUTED INCOME (LOSS) PER SHARE             $(0.09)         $0.04         $(0.01)        $(0.06)
                                             ----------     ----------     ----------     ----------
                                             ----------     ----------     ----------     ----------
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